UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant 

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	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
	Definitive Proxy Statement
☒	Definitive Additional Materials
	Soliciting Material under §240.14a-12

Six Flags Entertainment Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIX FLAGS ENTERTAINMENT CORPORATION

924 Avenue J East

Grand Prairie, Texas 75050

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change of Location relates to the proxy statement of Six Flags Entertainment Corporation (the “Company”), dated March 19, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, May 6, 2020. This supplement to the proxy statement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE COMPANY’S PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2020

To the Stockholders of Six Flags Entertainment Corporation:

Due to public health and safety concerns related to the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed and will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 11:00 a.m. Eastern Time.

As described in the Company’s proxy statement, you are entitled to attend and vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 11, 2020 or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting and access the stockholder list, go to www.virtualshareholdermeeting.com/SIX2020 and enter the control number found on your proxy card or notice of availability of proxy materials previously received. You are encouraged to access the meeting prior to the start time and allow ample time to log into the meeting and test your computer system. If you are not eligible to participate in the meeting, you may listen to a webcast of the meeting by visiting www.virtualshareholdermeeting.com/SIX2020.

A list of stockholders entitled to vote at the Annual Meeting will be available during the entire meeting at the meeting website. You may vote and submit questions during the Annual Meeting by following the instructions available on the meeting website.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote in advance by mail, telephone or the internet as described in the proxy materials for the Annual Meeting. The proxy card previously sent to you may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

DANIELLE J. BERNTHAL

Secretary

Grand Prairie, Texas

April 13, 2020

The Annual Meeting on May 6, 2020 at 11:00 a.m. Eastern Time is available at www.virtualshareholdermeeting.com/SIX2020. The proxy statement and Annual Report are available at www.proxyvote.com.